UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

TRUE NATURE HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Company Identification Number)

1355 Peachtree Street, Suite 1150

Atlanta, Georgia

(Address of principal executive offices)

(844) 383-8689

(Registrant’s telephone number, including area code)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Shelf Financing

On August 9, 2018 (the “Effective Date”), True Nature Holding, Inc., a Delaware corporation (the “Company”) entered into an Equity Financing Agreement and Registration Rights Agreement in order to fund its growth plans both internally and with strategic acquisitions. Management considered a number of proposals and was advised by both its investment banker and legal professionals in making the decision.

After reviewing various approaches and formal proposals, on the Effective Date the Company entered into an agreement with GHS Investments LLC (“GHS”) pursuant to which GHS has agreed to purchase up to $6,000,000 in shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The obligations of GHS to purchase the shares of the Company’s Common Stock are subject to the conditions set forth in the Equity Financing Agreement, including, without limitation, the condition that a registration statement on Form S-1 (the “Registration Statement”) registering the shares of Company common stock to be sold to GHS be filed with the U.S. Securities and Exchange Commission (the “Commission”) and become effective. The Registration Rights Agreement provides that the Company shall use its best efforts to have the Registration Statement declared effective by the Commission within 30 days after the date Registration Statement is filed with the Commission and in no event more than 90 days after the Registration Statement is filed with the Commission. The purchase price of the shares of Company common stock will be equal to 80% of the Market Price (as determined in the Equity Financing Agreement) calculated at the time of purchase. In connection with the Equity Financing Agreement, the Company is obligated to issue to GHS a promissory note in the principal amount of $25,000 (the “Note”) as payment to offset transaction costs. The foregoing is a brief description of the material terms of the Equity Financing Agreement and the Registration Rights Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits 10.1 and 10.2 to this Current Report.

The issuance of the Note was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, and/or Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

Issuance of Bridge Note

On August 10, 2018, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd. (“Power Up”) pursuant to which Power Up agreed to purchase a convertible promissory note (the “Power Up Note 2”) in the aggregate principal amount of $33,000. On August 10, 2018, the Company issued the Power Up Note 2; the Power Up Note 2 was funded August 15, 2018. The Company intends to treat this as a bridge financing and believes it will fully repay the principal amount and accrued interest in advance of Power Up’s exercise of the conversion feature provided for in Power Up Note 2. The Power Up Note 2 entitles the holder to 12% interest per annum and matures on May 14, 2019. If the Company prepays the Power Up Note 2 within 30 days of its issuance, the Company must pay all of the principal and interest at a cash redemption premium of 110%; if such prepayment is made between the 31st day and the 60th day after the issuance of the Power Up Note 2, then such redemption premium is 115%; if such prepayment is made from the 61st to the 90th day after issuance, then such redemption premium is 120%; and if such prepayment is made from the 91st to the 180th day after issuance, then such redemption premium is 125%. After the 180th day following the issuance of the Power Up Note 2, there shall be no further right of prepayment. If the Company has not paid the obligation fully before 180 days from the date of issuance, Power Up may convert all or a portion of the outstanding principal of the Power Up Note 2 into shares of Common Stock beginning on the date which is 180 days from the issuance date of the Power Up Note 2, at a price equal to 61% of the average of the lowest two trading prices during the 15 trading day period ending on the last complete trading date prior to the date of conversion, provided, however, that Power Up may not convert the Power Up Note 2 to the extent that such conversion would result in beneficial ownership by Power Up and its affiliates of more than 4.99% of the Company’s issued and outstanding Common Stock.

Extension to 2016 Note

On August 13, 2018, the lender of the March 2016 Convertible Note A in the amount of $60,000 (“Note A”) agreed to extend the maturity date of Note A to October 31, 2018 in exchange for accrued interest and additional consideration paid through the issuance of 75,000 shares of the Company’s restricted common stock.

Item 1.02 Termination of a Material Definitive Agreement.

Local Pet RX Update

On March 13, 2018, the Company executed a non-binding letter of intent (the “LOI”) for the purchase of all of the outstanding shareholder interests of Local Pet RX, Inc., ("Local Pet RX" or "LP"), based in Jacksonville, Florida, and its affiliates and predecessors. Since entering into the LOI, the Company has had continued discussions with the five (5) shareholders of LP for a possible asset acquisition, or license of the assets of the entity. In our due diligence process, we determined that there was substantial doubt that LP actually owned the source code upon which its software asset was based, free and clear of any known, or potential, claims from third parties. As a result, while we may consider a transaction for other remaining assets held by LP, we do not believe we could enter into any agreement regarding the specific software item, and any material transaction discussion with LP has been terminated. Further, we do not believe the business strategy of LP could have achieved a profitable execution. While we have been informed that a majority of the shareholders of LP desire to wind down the business, we believe there is a continuing conflict between the parties and the outcome remains uncertain.

As disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 5, 2018, the Company hired one of its founders, Mr. Jay Morton, as its President, effective immediately. In July 2018 we appointed Mr. Alex Talyanker, the primary developer of its software asset, in an executive capacity to assist in product development for the Company. Both of these parties are specifically prevented from using any of the software or purported technology of LP in any of their activities on behalf of the Company. None of the products that the Company is developing uses any of the software upon which the LP software was based. In fact, we have found that alternative solutions are widely available that are more modern, and with better function, within the public domain and open source software community that could meet any of the functionality of the LP product set.

Item 3.02 Unregistered Sales of Equity Securities

Shelf Financing

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the Note will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, and/or Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

Common Stock Issuances

In July 2018, the company issued the following shares of common stock: 100,000 shares of common stock to a consultant for services; 30,000 shares of common stock to a consultant which was previously accrued to stock payable; 250,000 shares of common stock to a consultant which was previously accrued to stock payable; 312,499 shares of common stock to its President for accrued compensation; 369,500 shares of common stock to its Chief Operating Officer for accrued salary; 250,000 for consulting on behalf of the company related to a potential acquisition.

In August 2018, the company issued the following shares of common stock: 100,000 shares of common stock to a member of the advisory board for advisory services; 75,000 shares to the lender of the March 2016 Convertible Note A for interest due and consideration of extending the term of this loan to October 31, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Alex Talyanker, Principal Engineer

The Company has recently shifted its emphasis to healthcare information technology and as such has used both internal and external resources to design and develop its software and systems products and services offerings. In order to better organize these efforts the Company has interviewed a number of contracting firms and individuals to manage the overall process and on June 28, 2018 the Company hired Mr. Alex Talyanker to accomplish this task. The board of directors hired Mr. Talyanker as Principal Engineer in a part time capacity until workload may require he be made a full-time employee. There is a formal employment contract with Mr. Talyanker dated July 1, 2018, whereby he will serve in this position at the will of the board of directors, which is attached to this filing as Exhibit 10.3 herein (the “Employment Agreement”).

Mr. Talyanker is an experienced Senior Software Engineer and Systems Architect with extensive experience with NET developing, MVC, LINQ, Web development with HTML 5, CSS, JQuery, BOOTSTRAP, KNOCKOUT, ANGULAR, Web Services Development including WCF, WebAPI, SQL server development, ORACLE Development, Application Architecture setup, Data Modelling and database design. His education and training is in VisualBasic Programming at National Radio Institute, Washington, DC. And M.S., Engineering & Computer Science at Polytechnical University, Odessa, Ukraine.

Compensation

Pursuant to the Employment Agreement, Mr. Talyanker shall be paid on an hourly basis at a rate of $70.00 per hour with weekly reporting and time card tracking. In addition, Mr. Talyanker shall be entitled to a potential performance bonus in an amount to be decided by the board of directors and, subject to the board of directors’ approval. Mr. Talyanker agrees that compensation will accrue from the Commencement Date (as defined in the Employment Agreement). Mr. Talyanker may receive certain grants of restricted Common Stock, and such grants may be subject to certain vesting, or reverse vesting, conditions, including, but not limited to the tenure of Mr. Talyanker, or achievement of certain objectives, as further described under the terms as noted below:

In accordance with the Employment Agreement, the Company granted Mr. Talyanker 250,000 shares of Restricted Common Stock of the Company (collectively, the “Restricted Stock”) pursuant to reverse vesting terms.  The restricted common stock granted pursuant to the award shall be immediately issued in an escrow account with the name of Mr. Talyanker and released as reverse vesting expires. Any unearned Restricted Stock granted shall be cancelled in the event Mr. Talyanker is terminated by the Company.

Terms and Conditions of Vesting Schedule under the Employment Agreement is as follows:

a) 25,000 restricted shares once Mr. Talyanker has been with the Company for 90 days from the effective date of this agreement;

b) 50,000 restricted stock shares once the Mr. Talyanker hascompleted an acceptable initial design of Simple HIPAA for Vets & Pets;

c) 50,000 restricted stock shares once Mr. Talyanker has successfully installed the first two (2) vet versions of Simple HIPAA for Vets and Pets at client sites and they have operated for 60 continuous days;

b) 50,000 restricted stock shares once Mr. Talyanker completed an acceptable initial design of Simple HIPAA for Humans;

c) 50,000 restricted stock shares once Mr. Talyanker has successfully installed the first two (2) vet versions of Simple HIPAA for Humans at client sites and they have operated for 60 continuous days;

d) 25,000 restricted stock shares once Mr. Talyanker completes training and certification on: a) MS .NET Core 2.0, including new API libraries, b) Python, c) Java Script, or d) three (3) other technologies as approved by the board of directors. Any out of pocket costs for this training shall be reimbursed by the Company;

f) In the event of a change in control of the Company, any remaining unvested shares will immediately vest upon change of control of the Company.

We expect the expense associated with Mr. Talyanker, and those incurred from contractors involved with the process, to be expensed and capitalized on the Company's balance sheet in accordance with the applicable accounting standards.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on July 23, 2018 announcing it’s establishing a new application library and listing service. A copy of those press releases is provided herein as Exhibit 99.1

The Company issued a press release on August 10, 2018 announcing $6 Million Shelf Financing. A copy of those press releases is provided herein as Exhibit 99.2

Investors Overview

Attached as Exhibit 99.3 to this filing is a presentation of True Nature Holding, Inc. dated August 10, 2018, that management of the Company plans to use at upcoming investor conferences and in meetings describing the Company. It is available at its corporate web site, www.truenaturepharma.com. We have also included for download other articles and third-party information that describes the industry and the Company's business approach.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

During the period ended June 30, 2018 and in subsequent days the Company began soliciting contracts for its newest software and systems offerings, and for consulting services generally related to healthcare information technology. It has a number of contracts in house and in process and is now generating both sales and sales backlog. While it did not include these revenue items in the recently filed Form 10-Q for the period ended June 30, 2018 in an effort to consider the most conservative accounting approach, it is in fact generating revenues related to its new offerings. A copy of the Company’s Form of Sponsored Licensing Agreement is provided herein as Exhibit 10.4

On July 23, 2018 the Company announced that it has begun a new revenue generating service providing an app store which focuses on health and individual healthcare monitoring and improvement. The Company has launched a new web site, www.appsforbetterliving.com and the Company plans to populate the site with links to various applications, and information, that it believes will be useful to the general public worldwide. We expect to see revenue from this effort in late Q3 of 2018 and going forward.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Equity Financing Agreement dated July 20, 2018 with GHS Investments, LLC
10.2	Registration Rights Agreement dated July 20, 2018 with GHS Investments, LLC
10.3	Senior Executive Employment Agreement, with Alex Talyanker dated July 1, 2018
10.4	TNTY Sponsored Licensing Agreement
99.1	Press Release issued by the Company on July 23, 2018
99.2	Press Release issued by the Company on August 10, 2018
99.3	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING INC.

Dated: August 15, 2018	By:	/s/ Louis DeLuca
	Name:	Louis DeLuca
	Title:	Chief Operating Officer